UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 16, 2016

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Deemed Election of Certain Member Directors

On September 16, 2016, Gregory R. Shook was deemed elected to serve as a member director of the Federal Home Loan Bank of Boston’s (the Bank’s) board of directors (the Board). Mr. Shook is an incumbent director representing Connecticut with a current term expiring on December 31, 2016. Mr. Shook’s new term will commence on January 1, 2017, and expire on December 31, 2020.

Mr. Shook serves as President and Chief Executive Officer of Essex Savings Bank, Essex, Connecticut, and has served as a Bank director since January 1, 2015. Mr. Shook currently serves on the Board’s Finance and Risk Committees.

The Board has not yet determined on which committees Mr. Shook will serve for 2017.

The deemed election of Mr. Shook took place in accordance with the rules governing the election of Federal Home Loan Bank member directors pursuant to the Federal Home Loan Bank Act of 1932 (the Act) and the related regulations (the Applicable Regulations) of the Federal Housing Finance Agency (FHFA), the Bank’s principal regulator. The Applicable Regulations provide in relevant part that if the number of eligible nominations for member directorships is equal to or fewer than the number of member directorships to be filled, balloting is unnecessary and such nominations are deemed elected upon notice to the Bank’s members in the relevant state. On September 16, 2016, the Bank sent notice of the deemed election of Mr. Shook to its Connecticut members.

The Bank expects to compensate Mr. Shook in accordance with the Bank’s Director Compensation Policy for 2017, a policy that has not yet been adopted. The Bank also expects to permit Mr. Shook to participate in the Bank’s nonqualified, unfunded, deferred compensation plan, under which each Bank director has the opportunity to defer all or a portion of the amount of compensation.

Certain Relationships, Related Transactions, and Director Independence

Pursuant to the Applicable Regulations, the Bank’s member directors, including Mr. Shook, serve as officers or directors of Bank members. The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Act and FHFA regulations, the Bank may conduct business with members whose officers or directors serve on the Board, including:

•	extending credit in the ordinary course of business to such members, on market terms that are no more favorable to such members than the terms of comparable transactions with other members;

•	purchasing short and long-term investments, at market rates, from such members or their affiliates;

•	entering into interest-rate-exchange agreements with such members or their affiliates as counterparties; and

•	providing affordable housing benefits in conjunction with such members, or affiliates of such members.

All of the foregoing transactions are made in the ordinary course of the Bank’s business and are subject to the same Bank policies as transactions with the Bank’s members, housing associates, and third parties generally. For further information, see Item 13 — Certain Relationships and Related Transactions, and Director Independence of the Bank’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the United States Securities and Exchange Commission on March 18, 2016.

Information on the Bank’s Continuing Elections

In addition to the foregoing, an election in Rhode Island for a member directorship and a district-wide election for three independent directorships are currently underway. The deadline for the receipt of ballots for those elections is October 24, 2016. Shortly thereafter, the ballots will be tabulated, and the Board will formally declare the winners of those elections and will at the same time formally declare Mr. Shook elected.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 16, 2016	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President and Chief Financial Officer